                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant     [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

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     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
     240.14a-12

                             Cade Industries, Inc.
      -------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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            Rule 14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         1)   Amount Previously Paid:
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         2)   Form, Schedule or Registration Statement No.:
                                                           --------------------
         3)   Filing Party:
                           ----------------------------------------------------
         4)   Date Filed:
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
                             CADE INDUSTRIES, INC.
                             5640 ENTERPRISE DRIVE
                                 P.O. BOX 23094
                            LANSING, MICHIGAN  48909
                                 (517) 394-1333


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                 The Annual Meeting of Shareholders of Cade Industries, Inc. will be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Wednesday, May 8, 1996 at 10:00 a.m. (Eastern Time) for the following purposes:

                 (1)      to elect seven directors; and

                 (2) to transact such other business as may properly come before the meeting and any adjournment thereof.

                 The Board of Directors has established the close of business on March 15, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof; only shareholders of record at the close of business on that date will be entitled to vote.

                 A proxy, which is solicited on behalf of the Board of Directors, is enclosed, together with a return envelope which requires no postage if mailed in the United States. The affirmative vote of a plurality of the votes cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, is required for the election of directors.

                 It is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY, OR BY GIVING ORAL NOTICE TO THE PRESIDING OFFICER DURING THE MEETING.

                 A copy of the 1995 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

                 Persons attending the annual meeting are cordially invited to join a tour of the Company's facilities immediately following the meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Conrad G. Goodkind
                                       Secretary

Lansing, Michigan
March 26, 1996

PROXY STATEMENT
                             CADE INDUSTRIES, INC.
                             5640 ENTERPRISE DRIVE
                                 P.O. BOX 23094
                            LANSING, MICHIGAN  48909
                                 (517) 394-1333

                            SOLICITATION AND VOTING

                 The enclosed proxy is solicited by the Board of Directors of Cade Industries, Inc. ("Cade" or the "Company") for use at the Annual Meeting of Shareholders to be held on May 8, 1996. All properly executed proxies will be voted at the meeting. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company's Secretary, or by giving oral notice to the presiding officer during the meeting.

                 Each shareholder of record at the close of business on March 15, 1996, will be entitled to one vote for each share registered in such shareholder's name. At that date there were outstanding 21,886,350 shares of common stock, the Company's only class of stock outstanding.

                 The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone.

                 This Proxy Statement is being mailed to shareholders commencing on or about March 26, 1996. A copy of the 1995 Annual Report to Shareholders, including financial statements, is enclosed herewith.

                         PRINCIPAL SECURITY HOLDERS AND
                        SECURITY HOLDINGS OF MANAGEMENT

                 The following table shows the beneficial ownership of the outstanding common stock of the Company as of February 26, 1996 by each person known to the Company to own beneficially more than 5% of such stock outstanding, each director and nominee, each executive officer named in the Summary Compensation Table below and all directors and executive officers of the Company as a group:

                                                    Number of Shares and
                                                    Nature of Beneficial          Percent
 Name                                                 Ownership (1)(2)           of Class
 ----                                                 ----------------           --------
 Advent International Corporation (3)                    1,227,761   (4)          5.6%

 Molly F. Cade (5)                                       5,292,162   (6)         24.1%

 Conrad G. Goodkind                                        285,000                1.3%

 William T. Gross                                           55,000   (7)            *

 Richard A. Lund                                           162,000                  *

 Terrell L. Ruhlman                                        220,000   (8)          1.0%

 John W. Sandford                                           73,000   (9)            *

 Edward B. Stephens                                         67,100   (10)           *

 Steven M. Tadler (11)                                      50,000                  -

 Trigran Investments, Inc. (12)                          1,298,200                5.9%

 All directors and executive officers as a group         6,215,712               27.7%
 (9 persons)

------------------------

*Less than 1.0%

 (1) Except as otherwise indicated, the specified persons have sole voting and investment power as to all of the shares indicated.

 (2) Includes the following shares which may be acquired by the exercise of options: 50,000 as to Ms. Cade, Mr. Goodkind, Mr. Gross, Mr. Sandford and Mr. Tadler; 160,000 as to Mr. Lund; 100,000 as to Mr. Ruhlman; 59,000 as to Mr. Stephens; and 580,450 as to all directors and executive officers as a group.

 (3) The business address of Advent International Corporation is 101 Federal Street, Boston, Massachusetts 02110.

 (4) All shares are held of record by the following venture capital funds managed by Advent International Corporation in the amounts indicated:
         Adhill Limited Partnership, 219,207 shares; Adventact Limited Partnership, 272,016 shares; Adval Limited Partnership, 196,413 shares; Advent International Technology Fund L.P., 73,694 shares; Adwest Limited Partnership, 219,207 shares; Hong Kong Venture Investment Trust, 122,686 shares; Innovent Capital, Ltd., 99,568 shares; and Transtech Investment I, Ltd., 24,970 shares.

 (5) Ms. Cade's business address is 5640 Enterprise Drive, P.O. Box 23094, Lansing, Michigan 48909.

 (6) Includes 2,200 shares held by Ms. Cade as custodian for minor children and 16,200 shares held by her spouse.

 (7)     Held as trustee of a trust controlled by Mr. Gross.

 (8)     Voting and dispositive power shared with spouse as to 20,000 shares.

 (9)     Record ownership held by family trust controlled by Mr. Sandford.

(10) Voting and dispositive power shared with spouse as to 6,100 shares and with parent as to 2,000 shares.

(11) Mr. Tadler is Senior Vice President of Advent International Corporation. Mr. Tadler disclaims beneficial ownership of any of the shares held indirectly by Advent International Corporation. See Note 4 above.

(12) The business address of Trigran Investments, Inc. is 155 Pfingsten Road, Suite 360, Deerfield, Illinois 60015.

                 The above beneficial ownership information is based upon information furnished by the specified persons and determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as required for purposes of this Proxy Statement, which is not necessarily the same as beneficial ownership for other purposes, and includes shares as to which beneficial ownership may be disclaimed.

                             ELECTION OF DIRECTORS

                 The Company's Bylaws provide for the election of directors at each Annual Meeting of Shareholders to hold office until the next succeeding Annual Meeting and until their successors are elected.

                 Shares represented by the enclosed proxy will be voted for the nominees named below, unless otherwise specified on the proxy. If any of the nominees should decline or be unable to act as a director, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. In no event may the proxies be voted for more than seven nominees.

NOMINEES:

                                              PRINCIPAL                            DIRECTOR
NAME                              AGE         OCCUPATION                             SINCE
----                              ---         ----------                             -----
Molly F. Cade (2)                 46          Educator                               1986

Conrad G. Goodkind (1)(2)(3)      51          Partner, Quarles & Brady               1989
                                              (law firm)

William T. Gross (1)(4)           66          Consultant                             1992

Richard A. Lund (4)               44          President and Chief Operating          1991
                                              Officer of the Company

Terrell L. Ruhlman (1)(4)         69          Chairman of the Board and Chief        1987
                                              Executive Officer of the Company

John W. Sandford (2)(4)           61          President and Chief Executive          1990
                                              Officer, Rolls-Royce North America
                                              (manufacturer of aircraft engines)

Steven M. Tadler (1)              36          Senior Vice President,                 1995
                                              Advent International Corporation
                                              (venture capital investment firm)

------------------------------

(1) Member of the Audit Committee, which met once in 1995. The Audit Committee annually considers the report and recommendations of the Company's independent public accountants and is available for additional meetings upon request of such accountants. The Audit Committee's functions also include making recommendations to the Board of Directors regarding the engagement or retention of such accountants, directing the activities of and considering the reports and recommendations of the Company's principal accounting officer, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting.


(2) Mr. Goodkind is the Chair and Ms. Cade and Mr. Sandford are members of the Compensation Committee, which met two times in 1995. The Compensation Committee meets to consider and make recommendations to the Board of Directors with respect to salaries, bonuses and benefit plans for officers and other salaried employees.

(3)      Mr. Goodkind serves as Secretary of the Company.

(4) Member of the Strategic Planning Committee, a joint Board of Directors/Management committee which reviews the Company's strategic direction and makes recommendations to the Board of Directors. The Committee met once in 1995.

         The Board of Directors held five meetings during 1995. Each director attended 75% or more of the total of all meetings of the Board and any committee on which he or she served during the year. The Board of Directors currently maintains an Audit Committee, a Compensation Committee and a Strategic Planning Committee. The Board has not appointed a Nominating Committee.

         The principal occupation of each director during the past five years was that shown in the above table, except that: (1) Mr. Gross served as a consultant to Douglas Aircraft Company (manufacturer of commercial and military aircraft) from October 1989 until October 1992; (2) Mr. Lund was President of the Company's Auto-Air Composites, Inc. subsidiary from January 1989 to November 1994 and was elected President and Chief Operating Officer of the Company in April 1990; (3) Mr. Ruhlman was a consultant to, and Director of, Sonitrol Corporation (manufacturer of electronic security systems) from 1983 to 1992 and was Chairman of Cade's Executive Committee from 1989 to 1990, after which he became the Chief Executive Officer of the Company; Mr. Ruhlman also is a director of EI Environmental Engineering Concepts Ltd. (manufacturer of industrial misting systems); (4) Mr. Sandford was Managing Director, Rolls-Royce Aerospace Group and Rolls-Royce plc from January 1993 to January 1995 and is currently a Director of Rolls- Royce plc and several other privately held entities; and (5) Mr. Tadler was a Vice President of Advent International Corporation from May 1989 to January 1993.

COMPENSATION OF DIRECTORS

         The Company pays directors who are not full-time employees of the Company $10,000 per year, and pays non-employee members of the Audit and Strategic Planning Committees an additional $5,000 per year for service on such committees. It is the Company's policy to grant each new director an option to purchase 50,000 shares of the Company's common stock at an exercise price equal to the then fair market value thereof. On February 13, 1995, in connection with his appointment as a director, the Company granted to Philip I. Wolf an option to purchase 50,000 shares of the Company's common stock at an exercise price of $.6875 per share. On May 2, 1995, in connection with his election as director to succeed Mr. Wolf, the Company granted Steven M. Tadler an option to purchase 50,000 shares of the Company's common stock at an exercise price of $.7188 per share. All options may be exercised only for so long as the optionee remains a director of the Company and for one year thereafter, but in no event more than ten years after the date of grant. Mr. Goodkind is a partner in the law firm of Quarles & Brady, general counsel to the Company, which performed legal services for the Company in 1995 and is expected to do so in 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         Set forth below is a table summarizing the compensation of the Company's Chief Executive Officer, its President and Chief Operating Officer and its Vice President, Chief Financial Officer and Treasurer ("Named Executive Officers") for each of the three preceding fiscal years. No other executive officer received salary and bonus in excess of $100,000 during fiscal 1995. Although the Company maintains certain stock option plans, it has no other long-term incentive plan. The Company has not issued, and there are not outstanding, any restricted stock awards or stock appreciation rights.

----------------------------------------------------------------------------------------------------------------------------------
                                                     SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                           Annual Compensation                    Long Term
                                                                                                 Compensation
                                                                                            ---------------------
                                                                                                   Awards
                                                  ---------------------------------------------------------------
                                                                                 Other
                                                                                 Annual     Securities Underlying
                                     Fiscal                                      Compen        Options/SARs             All Other
Name and Principal Position           Year         Salary         Bonus (1)      -sation      (No. of Shares)         Compensation
----------------------------------------------------------------------------------------------------------------------------------
Terrell L. Ruhlman                    1995        $ 75,000(2)      $     0          (3)                   0            $      0
Chairman of the Board and             1994        $ 75,000(2)      $     0          (3)             100,000(4)         $      0
Chief Executive Officer               1993        $ 75,000(2)      $     0          (3)                   0            $      0

Richard A. Lund                       1995        $165,333         $ 9,920          (3)              25,000            $  8,076 (5)
President and                         1994        $157,417         $20,464          (3)             100,000(4)         $  8,020 (6)
Chief Operating Officer               1993        $152,250         $     0          (3)                   0            $  9,136 (7)

Edward B. Stephens                    1995        $ 95,480         $ 5,729          (3)              20,000            $  5,157 (8)
Vice President, Chief Financial       1994        $ 91,750         $11,928          (3)              25,000            $    522 (9)
Officer and Treasurer                 1993        $ 89,318         $     0          (3)                   0            $  6,285(10)
----------------------------------------------------------------------------------------------------------------------------------

 (1) Represents bonus earned in the current fiscal year, but paid in the succeeding fiscal year.
 (2)     Includes $10,000 received for serving as a director.
 (3) Personal benefits in an aggregate amount less than 10% of the total of annual salary and bonus.
 (4) Includes an option to purchase 50,000 shares granted to the executive in his capacity as a director.
 (5) 401(k) matching contribution of $7,500; term life insurance premium of $576.
 (6) 401(k) matching contribution of $7,612; term life insurance premium of $408.
 (7) 401(k) matching contribution of $8,728; term life insurance premium of $408.
 (8) 401(k) matching contribution of $4,635; term life insurance premium of $522.
 (9)     Term life insurance premium of $522.
(10) 401(k) matching contribution of $5,763; term life insurance premium of $522.

OPTION/SAR GRANTS

         The following table sets forth certain information regarding stock option grants to each Named Executive Officer during the fiscal year ended December 31, 1995.

------------------------------------------------------------------------------------------------------------
                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------
                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                           Annual Rates of
                                                                                             Stock Price
                                        Individual                                         Appreciation for
                                          Grants                                             Option Term
------------------------------------------------------------------------------------------------------------
                        Number of       % of Total
                       Securities      Options/SARs
                       Underlying       Granted to      Exercise or
                      Options/SARs     Employees in     Base Price
       Name            Granted(#)      Fiscal Year        ($/Sh)      Expiration  Date      5%         10%
------------------------------------------------------------------------------------------------------------
Terrell L. Ruhlman         ---             ---              ---             ---             ---        ---

Richard A. Lund          25,000           12.7%           $.71875         5-1-2005        $11,300    $28,638

Edward B. Stephens       20,000           10.2%           $.71875         5-1-2005        $ 9,040    $22,910
------------------------------------------------------------------------------------------------------------

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

         The table below sets forth information regarding the number and value of unexercised options held by the Company's Named Executive Officers as of December 31, 1995. No Named Executive Officer exercised options during 1995. The Company has no outstanding SARs.

----------------------------------------------------------------------------------------
                           FISCAL YEAR END OPTION/SAR VALUES
----------------------------------------------------------------------------------------
                                 Number of Securities
                                      Underlying
                                      Unexercised               Value of Unexercised
                                     Options/SARs             In-the-Money Options/SARs
                                  at Fiscal Year End             at Fiscal Year End

     Name                      Exercisable/Unexercisable       Exercisable/Unexercisable
----------------------------------------------------------------------------------------
Terrell L. Ruhlman                     100,000/0                       $0 / $0

Richard A. Lund                     153,000/57,000                     $0 / $0

Edward B. Stephens                   55,000/35,000                     $0 / $0
----------------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Richard A. Lund entered into an employment agreement with the Company dated as of May 2, 1995 pursuant to which he continued to be retained to act as the Company's President and Chief Operating Officer and to act in such other capacities as directed by the Company's Board of Directors until his resignation or termination by the Board of Directors. The agreement provides for an initial annual base salary of $168,000 per year (to be reviewed annually by the Board of Directors), a bonus not to exceed 50% of base salary and certain other benefits. The Company must continue to pay benefits for six months after Mr. Lund resigns or for one year if terminated by the Company without cause. Compensation ceases upon termination for cause or six months after death or disability. In the event Mr. Lund's employment terminates within one year after a change in control of the Company, the Company shall pay him an amount equal to his compensation for the preceding year.

         Edward B. Stephens, who joined the Company in July 1989, serves the Company as Vice President, Chief Financial Officer and Treasurer pursuant to an agreement with the Company terminable by the Company for cause at any time or for any reason upon six months' written notice. The agreement originally provided for an annual salary of $75,000 plus discretionary bonuses and certain medical, dental and life insurance benefits. Under a 1991 amendment to this agreement, Mr. Stephens would be entitled to a payment equal to his compensation from the Company in the preceding year in the event his employment by the Company is terminated for any reason within one year of a change of control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is composed of Molly F. Cade, Conrad G. Goodkind and John W. Sandford. Mr. Goodkind is the Secretary of the Company.

PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative total shareholder return on the Company's common stock to the cumulative total return of (i) the Standard & Poors 500 Stock Index and (ii) the Value Line Aerospace/Defense Industry Index through December 31, 1995. The graph is generated by assuming that $100 was invested at the close of trading on the last trading day of 1990 in each of Cade common stock, the Standard & Poors 500 and the Aerospace/Defense Industry Index, and that all dividends were reinvested.

Measurement Period          Cade Indus-     Standard &         Aero-
(Fiscal Year Covered)          tries         Poors 500     space/Defense
1990                          100.00          100.00          100.00
1991                          135.00          130.55          114.01
1992                           65.00          140.72          130.63
1993                           57.50          154.91          170.59
1994                           52.50          157.39          180.76
1995                           50.00          216.42          288.53

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                 The Company's Compensation Committee is composed of three non-employee Directors. The Compensation Committee, which met twice in 1995, reviews and approves adjustments to executive compensation. The Company's policy with respect to compensation of its executive officers is to provide benefits which are fair and which provide incentives to maximize performance. A significant portion of each full-time executive officer's potential compensation is linked to overall Company performance.

                 The Company's Chief Executive Officer ("CEO") is not a full-time employee of the Company. The CEO's compensation is primarily based on a subjective determination by the Committee of the amount necessary to ensure the continued availability of his experience and knowledge, which is of substantial value to the Company. This amount is a function, in part, of the amount of time which the Committee and the CEO believe will be required to be devoted during the succeeding year and the difficulty of the issues with which he is expected to deal during that year. The CEO's compensation was reviewed, but left unchanged, in May 1995. The Committee believed that the CEO would be required to devote less than one-half of his time to the Company's business during 1995, but that he would be required to deal with issues related to integration of a major, recently acquired subsidiary and with performance problems at another subsidiary.

                 Compensation of the Company's full-time executive officers is composed of a base salary, a cash bonus and stock option grants. The compensation is reviewed by the Committee in May of each year and changes, if any, typically are effective immediately. The base salary is determined subjectively by the Committee without formal guidelines, but taking into account (without applying any specific weights) the officer's then existing base compensation, increases in prior years, the Company's revenue and earnings performance for the preceding fiscal year and compensation trends among other manufacturing and similarly sized companies.

                 Cash bonuses are awarded on the basis of the Company's earnings and other performance criteria for the preceding fiscal year in relation to performance targets previously established by the Committee for such year and subject to a maximum total bonus expressed as a percentage of base compensation. The Committee annually establishes a minimum earnings target and an aggressive earnings target. If the minimum earnings target is not achieved, the executive is not entitled to any bonus. If the aggressive earnings target is achieved, the executive is entitled to the maximum bonus, subject to any additional performance criteria that may be imposed. The maximum bonus for each recipient is established each year on the same basis as base salary, but may not exceed 50% of base salary.

                 Stock option grants are designed to provide incentives for key employees both as a reward for good performance and as a benefit that increases in value as the Company's stock price rises. Individual grants are made by the Committee from time to time on the basis of a subjective evaluation, without formal guidelines, of the recipient's individual contribution to the Company's earnings performance in the preceding year and, to a lesser extent, of such recipient's total compensation for such year.

                 The 1995 compensation of the Company's Chief Operating Officer ("COO") was reviewed in May 1995. At that time, the COO's annual base compensation rate was increased 5% from $160,000 to $168,000. Although the Company's net income in 1994 was a modest $159,000, it was an improvement over the Company's $689,000 net loss in 1993. The Committee believed that the COO's performance was very good in light of the continuing depressed conditions in the aerospace industry during the preceding year. This increase in compensation was based on the Committee's subjective evaluation of the COO's successful integration of the Company's new Pollux subsidiary, his effective management of the Company's cost containment program and, to a lesser extent, industry data showing that average expected merit increases for executives of manufacturing companies ranged from a low of 3.3% in the aerospace industry to a high of 5.0% in the computer industry.

                 The COO was eligible to receive a bonus in 1995 of up to 50% of 1994 base salary pursuant to the Company's previously established performance-based formula. The COO's bonus paid in 1995 was calculated in accordance with such formula, and was $20,464, or approximately 13.0% of 1994 base salary. In May 1995, a new formula was established for determination of the cash bonus payable in respect of the

Company's performance in fiscal 1995. The maximum bonus was set at 50% of the COO's base compensation, which is consistent with the Company's past practice. If the Company's after-tax consolidated earnings fail to exceed the minimum earnings target, the amount of the COO's bonus will be zero. If the Company's after-tax consolidated earnings exceed the minimum earnings target, the COO is entitled to a bonus which is calculated pursuant to a performance-based formula weighted as follows: after-tax consolidated earnings, 70%; a targeted maximum amount of accounts receivable, measured by the number of days of sales, 10%; rate of inventory turnover, 10%; and rate of working capital turnover, 10%.

                 Section 162(m) of the Internal Revenue Code, added by the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and the other proxy-named executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Cade's executive compensation program, as presently constructed, is not likely to generate non- deductible compensation in excess of these limits. The Committee will continue to review these evolving tax regulations as they apply to Cade's executive compensation program. It is the Committee's intent to preserve the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                             Compensation Committee

Conrad G. Goodkind, Chair           Molly F. Cade             John W. Sandford


                                 AUDIT MATTERS

                 Effective May 1, 1995, the Company dismissed Ernst & Young, LLP, which previously was engaged as the principal accountant to audit the Company's financial statements. The reports of Ernst & Young, LLP on the financial statements of the Company during the two years prior to the dismissal did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                 The decision to change independent accountants was recommended and approved by the Audit Committee of the Company's Board of Directors.

                 During the Company's two most recent fiscal years prior to the dismissal of Ernst & Young, LLP and the subsequent interim period ending May 1, 1995, there had not been any disagreements with Ernst & Young, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

                 Effective May 2, 1995, the Company engaged Deloitte & Touche LLP as its principal accountant to audit the Company's financial statements. The Company intends that Deloitte & Touche LLP will audit the Company's financial statements for the fiscal year ending December 31, 1996. Representatives of Deloitte & Touche LLP will be present at the shareholders' meeting to respond to appropriate questions and to make a statement, if they so desire.

                               VOTING PROCEDURES

                 The seven nominees receiving the highest number of affirmative votes (whether or not a majority) cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, shall be elected as directors. Abstentions and broker non-votes are not considered to be votes cast under applicable state law and the Company's Articles of Incorporation and Bylaws. Only affirmative votes are relevant in the election of directors.

                 The votes will be counted by the Company's transfer agent, Firstar Trust Company, and certified to the Company in writing.

                                 OTHER MATTERS

                 At the date of this Proxy Statement, the Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting.


                             SHAREHOLDER PROPOSALS

                 Shareholder proposals must be received by the Company no later than November 27, 1996 in order to be considered for inclusion in next year's Annual Meeting Proxy Statement.

                                       CADE INDUSTRIES, INC.


                                       Conrad G. Goodkind
                                       Secretary


Lansing, Michigan
March 26, 1996


                 A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND FINANCIAL STATEMENTS AND SCHEDULES THERETO FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON SHARES AS OF THE RECORD DATE FOR THE ANNUAL MEETING, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: SHERYL A. MULL, SHAREHOLDER RELATIONS, CADE INDUSTRIES, INC., 5640 ENTERPRISE DRIVE, P.O. BOX 23094, LANSING, MICHIGAN 48909.

                             CADE INDUSTRIES, INC.
                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Molly F. Cade and Terrell L. Ruhlman, and each or either of them, proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Cade Industries, Inc. to be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan, on May 8, 1996 at 10:00 a.m.
(Eastern Time), or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

 (1)ELECTION OF DIRECTORS:          [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY
                                    (except as specified to the            to vote for all nominees listed below
                                    contrary below) for terms expiring
                                    in 1997

     MOLLY F. CADE, CONRAD G. GOODKIND, WILLIAM T. GROSS, RICHARD A. LUND, TERRELL L. RUHLMAN, JOHN W. SANDFORD, STEVEN M. TADLER

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line)

(2)In their discretion on such other matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

                  (Continued and to be signed on reverse side)





This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL (1) AS RECOMMENDED BY THE BOARD OF DIRECTORS.


                                  Dated:                                 , 1996
                                        ---------------------------------


                                  ---------------------------------------------
                                  (Please sign exactly as name appears at left)



                                  ---------------------------------------------
                                  (If stock is owned by more than one person, all owners must sign. Persons signing as executors, administrators, trustees or in similar capacities must so indicate.)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS